                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS FIRST QUARTER 2023 RESULTS

HOUSTON, May 3, 2023 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended March 31, 2023.

•Net Income of $237.9 million, or $3.90 per diluted share
•Adjusted Net Income of $137.5 million, or $2.25 per diluted share
•Adjusted EBITDA of $167.6 million
•Trailing twelve month Net Income of $739.1 million; Adjusted Net Income of $639.5 million, or $10.62 per diluted share; Adjusted EBITDA of $798.7 million
•Record quarter end liquidity of $750.5 million
•Announced $90 million investment in Hawaii renewable fuels project
•Expect to close Billings acquisition as scheduled on June 1

Par Pacific reported net income of $237.9 million, or $3.90 per diluted share, for the quarter ended March 31, 2023, compared to a net loss of $(137.1) million, or $(2.31) per diluted share, for the same quarter in 2022. First quarter 2023 Adjusted Net Income was $137.5 million, compared to an Adjusted Net Loss of $(27.4) million in the first quarter of 2022. First quarter 2023 Adjusted EBITDA was $167.6 million, compared to $12.4 million in the first quarter of 2022. During the first quarter of 2023, the Company recorded a $94.7 million gain related to prior years’ RIN settlements, which is included in GAAP results. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“We reported strong profitability during the first quarter, bringing our trailing twelve month Adjusted Net Income to $10.62 per share,” said William Pate, Chief Executive Officer. “Through the remainder of the year, we are continuing our focus on operational reliability within our existing asset base, closing and integrating the Billings acquisition, and growing our renewable fuels business.”
Refining
The Refining segment reported operating income of $263.1 million in the first quarter of 2023, compared to an operating loss of $(118.3) million in the first quarter of 2022. Adjusted Gross Margin for the Refining segment was $211.6 million in the first quarter of 2023, compared to $62.7 million in the first quarter of 2022.

Refining segment Adjusted EBITDA was $152.7 million in the first quarter of 2023, compared to $4.5 million in the first quarter of 2022.

Hawaii
The 3-1-2 Singapore Crack Spread was $21.22 per barrel in the first quarter of 2023, compared to $16.21 per barrel in the first quarter of 2022. Throughput in the first quarter of 2023 was 76 thousand barrels per day (Mbpd), compared to 83 Mbpd for the same quarter in 2022. Production costs were $4.54 per throughput barrel in the first quarter of 2023, compared to $4.38 per throughput barrel in the same period of 2022.

The Hawaii refinery’s Adjusted Gross Margin was $19.11 per barrel during the first quarter of 2023, including a net price lag impact of approximately $9.0 million, or $1.31 per barrel, compared to $3.52 per barrel during the first quarter of 2022.

Washington
The RVO Adjusted Pacific Northwest 3-1-1-1 Index averaged $25.30 per barrel in the first quarter of 2023, compared to $22.66 per barrel in the first quarter of 2022. The Washington refinery’s throughput was 40 Mbpd in the first quarter of 2023, compared to 20 Mbpd in the first quarter of 2022, reflecting the prior year turnaround. Production costs were $4.25 per throughput barrel in the first quarter of 2023, compared to $7.35 per throughput barrel in the same period of 2022.

The Washington refinery’s Adjusted Gross Margin was $11.07 per barrel during the first quarter of 2023, compared to $1.34 per barrel during the first quarter of 2022.

Wyoming
The RVO Adjusted USGC 3-2-1 Index averaged $26.55 per barrel in the first quarter of 2023, compared to $18.24 per barrel in the first quarter of 2022. The Wyoming refinery’s throughput was 17 Mbpd in the first quarter of 2023, compared to 15 Mbpd in the first quarter of 2022. Production costs were $7.41 per throughput barrel in the first quarter of 2023, compared to $8.00 per throughput barrel in the same period of 2022.

The Wyoming refinery's Adjusted Gross Margin was $27.54 per barrel during the first quarter of 2023, including a FIFO impact of approximately $(2.9) million, or $(1.90) per barrel, compared to $25.73 per barrel during the first quarter of 2022.

Retail
The Retail segment reported operating income of $13.5 million in the first quarter of 2023, compared to $4.0 million in the first quarter of 2022. Adjusted Gross Margin for the Retail segment was $37.3 million in the first quarter of 2023, compared to $26.1 million in the same quarter of 2022.

Retail segment Adjusted EBITDA was $16.6 million in the first quarter of 2023, compared to $6.7 million in the first quarter of 2022. The Retail segment reported sales volumes of 27.1 million gallons in the first quarter of 2023, compared to 24.9 million gallons in the same quarter of 2022.

Logistics
The Logistics segment reported operating income of $12.6 million in the first quarter of 2023, compared to $9.9 million in the first quarter of 2022. Adjusted Gross Margin for the Logistics segment was $21.1 million in the first quarter of 2023, compared to $18.7 million in the same quarter of 2022.

Logistics segment Adjusted EBITDA was $17.6 million in the first quarter of 2023, compared to $14.9 million in the first quarter of 2022.

Liquidity
Net cash provided by operations totaled $139.1 million for the three months ended March 31, 2023, compared to a use of $(7.7) million for the three months ended March 31, 2022. Net cash used in investing activities totaled $(2.5) million for the three months ended March 31, 2023, compared to $(16.3) million for the three months ended March 31, 2022. First quarter 2023 net cash used in investing activities includes $(13.2) million in capital expenditures, partially offset by a $10.7 million distribution from Laramie Energy, LLC (“Laramie”). Net cash provided by financing activities totaled $33.8 million for the three months ended March 31, 2023, compared to $52.6 million for the three months ended March 31, 2022.

At March 31, 2023, Par Pacific’s cash balance totaled $661.3 million, gross debt was $550.0 million, and total liquidity was $750.5 million. Net debt was $(111.3) million at March 31, 2023.

Laramie Energy
Total net income for Laramie was $50.8 million in the first quarter of 2023, including unrealized gains on derivatives of $31.1 million. These results compare to a net loss of $(32.9) million in the first quarter of 2022. Laramie’s total Adjusted EBITDAX was $44.4 million in the first quarter of 2023, compared to $22.1 million in the first quarter of 2022. During the first quarter of 2023, Laramie completed a debt refinancing and made a $10.7 million cash distribution to Par Pacific. In conjunction with Laramie’s refinancing and subsequent cash distribution to Par Pacific, we resumed the application of equity method accounting for our investment in Laramie effective February 21, 2023.

Conference Call Information
A conference call is scheduled for Thursday, May 4, 2023 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until May 18, 2023 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 8062142.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure, and retail businesses. Par Pacific’s strategy is to acquire and develop businesses in logistically complex, niche markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 94,000 bpd of operating refining capacity, a logistics system supplying the major islands of the state and 90 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 61,000 bpd of combined refining capacity, related multimodal logistics systems, and 31 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire and develop energy, related retailing and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and on-island sales; the effects and timing of the closing of the acquisition of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), the anticipated cash on hand and other financing for the Billings Acquisition and the acquisition of the hydrocarbon inventory, the anticipated synergies and other benefits of the Billings Acquisition, including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share), and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the conflict between Russia and Ukraine and its potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
Director, Investor Relations
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$1,685,209	$1,350,293
Operating expenses
Cost of revenues (excluding depreciation)	1,289,020	1,350,249
Operating expense (excluding depreciation)	83,120	81,404
Depreciation and amortization	24,360	23,780
General and administrative expense (excluding depreciation)	19,286	15,893
Acquisition and integration costs	5,271	63
Par West redevelopment and other costs	2,750	—
Total operating expenses	1,423,807	1,471,389
Operating income (loss)	261,402	(121,096)
Other income (expense)
Interest expense and financing costs, net	(16,250)	(16,394)
Debt extinguishment and commitment costs	(17,720)	—
Other income (expense), net	(35)	2
Equity earnings from Laramie Energy, LLC	10,706	—
Total other expense, net	(23,299)	(16,392)
Income (loss) before income taxes	238,103	(137,488)
Income tax benefit (expense)	(213)	437
Net income (loss)	$237,890	$(137,051)

Weighted-average shares outstanding
Basic	60,111	59,413
Diluted	61,047	59,413

Income (loss) per share
Basic	$3.96	$(2.31)
Diluted	$3.90	$(2.31)
Balance Sheet Data
(Unaudited)
(in thousands)

	March 31, 2023	December 31, 2022
Balance Sheet Data
Cash and cash equivalents	$661,316	$490,925
Working capital (1)	(281,205)	(392,222)
Debt, including current portion	534,321	505,532
Total stockholders’ equity	887,993	644,537
________________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended March 31,
	2023	2022
Total Refining Segment
Feedstocks throughput (Mbpd)	132.8	118.2
Refined product sales volume (Mbpd)	149.1	122.3

Hawaii Refinery
Feedstocks throughput (Mbpd)	76.3	82.7

Yield (% of total throughput)
Gasoline and gasoline blendstocks	26.8%	25.2%
Distillates	39.1%	41.1%
Fuel oils	29.3%	29.3%
Other products	1.7%	0.4%
Total yield	96.9%	96.0%

Refined product sales volume (Mbpd)
On-island sales volume	90.4	78.0
Export sales volume	—	—
Total refined product sales volume	90.4	78.0

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$19.11	$3.52
Production costs per bbl ($/throughput bbl) (2)	4.54	4.38
D&A per bbl ($/throughput bbl)	0.73	0.66

Washington Refinery
Feedstocks throughput (Mbpd)	39.6	20.2

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.6%	24.9%
Distillate	34.5%	33.5%
Asphalt	18.5%	17.4%
Other products	19.2%	20.9%
Total yield	95.8%	96.7%

Refined product sales volume (Mbpd)	40.7	29.5

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$11.07	$1.34
Production costs per bbl ($/throughput bbl) (2)	4.25	7.35
D&A per bbl ($/throughput bbl)	1.81	3.29

	Three Months Ended March 31,
	2023	2022
Wyoming Refinery
Feedstocks throughput (Mbpd)	16.9	15.3

Yield (% of total throughput)
Gasoline and gasoline blendstocks	47.5%	50.3%
Distillate	46.0%	43.1%
Fuel oils	2.4%	2.4%
Other products	0.8%	1.4%
Total yield	96.7%	97.2%

Refined product sales volume (Mbpd)	18.0	14.8

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$27.54	$25.73
Production costs per bbl ($/throughput bbl) (2)	7.41	8.00
D&A per bbl ($/throughput bbl)	2.78	3.24

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (3)	$21.22	$16.21
RVO Adj. Pacific Northwest 3-1-1-1 Index (4)	25.30	22.66
RVO Adj. USGC 3-2-1 Index (5)	26.55	18.24

Crude Oil Prices ($ per barrel)
Brent	$82.10	$97.90
WTI	75.99	95.01
ANS (6)	79.01	96.13
Bakken Clearbrook (6)	79.14	95.84
WCS Hardisty (6)	56.67	79.90
Brent M1-M3	0.52	4.13

Retail Segment
Retail sales volumes (thousands of gallons)	27,123	24,908
________________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. The definition of Adjusted Gross Margin was modified beginning with the financial results reported for the second quarter in fiscal year 2022. We have recast Adjusted Gross Margin for prior periods when reported to conform to the current presentation. Please see discussion of Adjusted Gross Margin below.
(2)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our consolidated statement of operations, which also includes costs related to our bulk marketing operations.
(3)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator for our operations in Hawaii.
(4)We believe the RVO Adjusted Pacific Northwest 3-1-1-1 (or three barrels of WTI crude oil converted into one barrel of Pacific Northwest gasoline, one barrel of Pacific Northwest ULSD and one barrel of USGC VGO, less 100% of the RVO cost for gasoline and ULSD) is the most representative market indicator for our operations in Washington with improved historical correlations to our reported adjusted gross margin compared to prior reported indices.

(5)We believe the RVO Adjusted USGC 3-2-1 (or three barrels of WTI crude oil converted into two barrels of USGC gasoline and one barrel of USGC ULSD, less 100% of the RVO cost) is the most representative market indicator for our operations in Wyoming with improved historical correlations to our reported adjusted gross margin compared to prior reported indices.
(6)Crude pricing has been updated to reflect simple averages of outright prices during the relevant period.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the second quarter of 2022, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude the mark-to-market losses (gains) associated with our net RINs liability. We have recast Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA for prior periods when reported to conform to the modified presentation.
Beginning with financial results reported for periods in fiscal year 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude the mark-to-market losses (gains) associated with our net obligation related to the Washington Climate Commitment Act and Clean Fuel Standard effective beginning in 2023. These modifications were made to better reflect our operating performance and to improve comparability between periods.
Beginning with financial results reported for periods in fiscal year 2023, Adjusted Net Income (loss) and Adjusted EBITDA also exclude the redevelopment and other costs for our Par West facility, which was shut down in 2020. This modification improves comparability between periods by excluding expenses incurred to prepare for the divestiture of the facility.

Adjusted Gross Margin
Adjusted Gross Margin is defined as operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	LIFO layer liquidation impacts associated with our Washington inventory;

•	Environmental obligation mark-to-market adjustments (which represents the income statement effect of reflecting our Renewable Identification Numbers (“RINs”) liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability. Beginning with the first quarter of 2023, this also includes our mark-to-market losses (gains) associated with our net obligation associated with the Washington Climate Commitment Act and Clean Fuel Standard);
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended March 31, 2023	Refining	Logistics	Retail
Operating income (loss)	$263,137	$12,608	$13,474
Operating expense (excluding depreciation)	58,882	3,447	20,791
Depreciation and amortization	15,723	5,034	3,079
Inventory valuation adjustment	20,858	—	—
Environmental obligation mark-to-market adjustments	(133,301)	—	—
Unrealized gain on derivatives	(13,670)	—	—
Adjusted Gross Margin (1)	$211,629	$21,089	$37,344

Three months ended March 31, 2022	Refining	Logistics	Retail
Operating income (loss)	$(118,325)	$9,852	$4,045
Operating expense (excluding depreciation)	58,300	3,773	19,331
Depreciation and amortization	15,333	5,087	2,691
Inventory valuation adjustment	80,653	—	—
Environmental obligation mark-to-market adjustments	11,302	—	—
Unrealized loss on derivatives	15,452	—	—
Adjusted Gross Margin (1)	$62,715	$18,712	$26,067
________________________________________
(1)There was no LIFO liquidation adjustment, impairment expense, or loss (gain) on sale of assets for three months ended March 31, 2023 and 2022.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	the LIFO layer liquidation impacts associated with our Washington inventory;
•	Environmental obligation mark-to-market adjustments (which represents the income statement effect of reflecting our Renewable Identification Numbers (“RINs”) liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability. Beginning with the first quarter of 2023, this also includes our mark-to-market losses (gains) associated with our net obligation associated with the Washington Climate Commitment Act and Clean Fuel Standard);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs;
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and
•	Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs;
•	equity losses (earnings) from Laramie Energy excluding Par’s share of unrealized loss (gain) on derivatives, impairment of Par’s investment, and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$237,890	$(137,051)
Inventory valuation adjustment	20,858	80,653
Environmental obligation mark-to-market adjustments	(133,301)	11,302
Unrealized loss (gain) on derivatives	(13,670)	15,452
Acquisition and integration costs	5,271	63
Par West redevelopment and other costs	2,750	—
Debt extinguishment and commitment costs	17,720	—
Severance costs	—	2,228
Adjusted Net Income (Loss)	137,518	(27,353)
Depreciation and amortization	24,360	23,780
Interest expense and financing costs, net	16,250	16,394
Equity losses (earnings) from Laramie Energy, LLC, excluding Par’s share of unrealized loss (gain) on derivatives and impairment losses	(10,706)	—
Income tax expense	213	(437)
Adjusted EBITDA (1)	$167,635	$12,384
___________________________________
(1)For the three months ended March 31, 2023 and 2022, there was no LIFO liquidation adjustment, change in value of contingent consideration, change in valuation allowance and other deferred tax items, change in value of common stock warrants, impairments associated with our investment in Laramie Energy, our share of Laramie Energy’s asset impairment losses in excess of our basis difference, or our share of Laramie Energy’s unrealized loss (gain) on derivatives.
The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended March 31,
	2023	2022
Adjusted Net Income (Loss)	$137,518	$(27,353)
Plus: effect of convertible securities	—	—
Numerator for diluted income (loss) per common share	$137,518	$(27,353)

Basic weighted-average common stock shares outstanding	60,111	59,413
Add dilutive effects of common stock equivalents (1)	936	—
Diluted weighted-average common stock shares outstanding	61,047	59,413

Basic Adjusted Net Income (Loss) per common share	$2.29	$(0.46)
Diluted Adjusted Net Income (Loss) per common share	$2.25	$(0.46)
________________________________________
(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share for the three months ended March 31, 2022.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the trailing twelve months indicated (in thousands):

Trailing Twelve Months Ended March 31, 2023
Net income	$739,130
Inventory valuation adjustment	(75,507)
Environmental obligation mark-to-market adjustments	(38,843)
Unrealized loss (gain) on derivatives	(19,786)
Acquisition and integration costs	8,871
Par West redevelopment and other costs	2,750
Debt extinguishment and commitment costs	23,049
Severance costs	44
Loss (gain) on sale of assets, net	(169)
Impairment expense	—
Adjusted Net Income	639,539
Depreciation and amortization	100,349
Interest expense and financing costs, net	68,144
Equity losses (earnings) from Laramie Energy, LLC, excluding Par’s share of unrealized loss (gain) on derivatives and impairment losses	(10,706)
Income tax expense	1,360
Adjusted EBITDA (1)	$798,686
___________________________________
(1)For the trailing twelve months ended March 31, 2023, there was no change in valuation allowance and other deferred tax items, change in value of common stock warrants, change in value of contingent consideration, impairment of investment in Laramie Energy, LLC or Par’s share of Laramie Energy’s unrealized gain on derivatives.
The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share, on a historical basis for the trailing twelve months indicated (in thousands, except per share amounts):

Trailing Twelve Months Ended March 31, 2023
Adjusted Net Income	$639,539
Plus: effect of convertible securities	—
Numerator for diluted income per common share	$639,539

Basic weighted-average common stock shares outstanding	59,716
Add dilutive effects of common stock equivalents	516
Diluted weighted-average common stock shares outstanding	60,232

Basic Adjusted Net Income per common share	$10.71
Diluted Adjusted Net Income per common share	$10.62

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	the LIFO layer liquidation impacts associated with our Washington inventory;
•	Environmental obligation mark-to-market adjustments (which represents the income statement effect of reflecting our Renewable Identification Numbers (“RINs”) liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability. Beginning with the first quarter of 2023, this also includes our mark-to-market losses (gains) associated with our net obligation associated with the Washington Climate Commitment Act and Clean Fuel Standard);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs;
•	(gain) loss on sale of assets; and
•	impairment expense.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.
The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended March 31, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$263,137	$12,608	$13,474	$(27,817)
Depreciation and amortization	15,723	5,034	3,079	524
Inventory valuation adjustment	20,858	—	—	—
Environmental obligation mark-to-market adjustments	(133,301)	—	—	—
Unrealized loss (gain) on derivatives	(13,670)	—	—	—
Acquisition and integration costs	—	—	—	5,271
Par West redevelopment and other costs	—	—	—	2,750
Other income (loss), net	—	—	—	(35)
Adjusted EBITDA (1)	$152,747	$17,642	$16,553	$(19,307)

	Three Months Ended March 31, 2022
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(118,325)	$9,852	$4,045	$(16,668)
Depreciation and amortization	15,333	5,087	2,691	669
Inventory valuation adjustment	80,653	—	—	—
Environmental obligation mark-to-market adjustments	11,302	—	—	—
Unrealized loss (gain) on derivatives	15,452	—	—	—
Acquisition and integration costs	—	—	—	63
Severance costs	37	—	—	2,191
Other income (loss), net	—	—	—	2
Adjusted EBITDA (1)	$4,452	$14,939	$6,736	$(13,743)
(1)For the three months ended March 31, 2023, there was no LIFO liquidation adjustment, impairment expense, severance expense, loss (gain) on sale of assets, or gain on curtailment of pension obligation. For the three months ended March 31, 2022, there was no impairment expense, LIFO liquidation adjustment, loss (gain) on sale of assets, or gain on curtailment of pension obligation.
Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$50,818	$(32,900)
Commodity derivative loss (gain)	(22,456)	50,843
Gain (loss) on settled derivative instruments	(8,619)	(8,187)
Interest expense and loan fees	3,985	4,156
Gain on extinguishment of debt	10,098	—
Non-cash preferred dividend	2,910	2,086
Depreciation, depletion, amortization, and accretion	7,024	6,145
Phantom units	599	—
Loss (gain) on disposal of assets	10	—
Expired acreage (non-cash)	(4)	3
Total Adjusted EBITDAX	$44,365	$22,146